Exhibit 10.1

VROOM, INC.

SECOND AMENDED & RESTATED 2014 EQUITY INCENTIVE PLAN

Adopted by the Board of Directors and approved by Shareholders on November 12, 2014 as

amended on June 8, 2016

Termination Date: November 12, 2024

1.	PURPOSES.

(a) Eligible Stock Award Recipients. The persons generally eligible to receive Stock Awards are the Employees, Directors and Consultants (subject to the specific requirements applicable to individual Stock Awards under Section 5, herein) of the Company and its Affiliates (provided that, for purposes of determining eligibility to receive Stock Awards, if a more restrictive definition of the term “Affiliate” is required by any particular jurisdiction in which a Stock Award is granted than “Affiliate” is defined herein, the restrictive definition shall apply).

(b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, (iv) stock purchases, (v) stock units, (vii) stock appreciation rights, and (viii) other stock-based awards.

(c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	DEFINITIONS.

“Affiliate” means any entity that is controlled, controlled by or under common control with the Company; provided, however that for purposes of determining whether an individual is eligible to receive an Incentive Stock Option the term “Affiliate” shall mean only a parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

“Common Stock” means the common stock of the Company.

“Company” means Vroom, Inc. (previously known as AutoAmerica, Inc.), a Delaware corporation.

“Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director’s fee by the Company for their services as Directors.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

“Covered Employee” means those individuals who are “Covered Employees” pursuant to Section 162(m)(3) of the Code and the regulations and guidance promulgated thereunder.

“Director” means a member of the Board of Directors of the Company.

“Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

“Employee” means any person employed by the Company or an Affiliate as determined pursuant to Code Section 3401(c) and the regulations thereunder. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

If the Common Stock is listed on any established stock exchange, the Fair Market Value of a share of Common Stock shall be the official closing sales price for such stock as quoted on such exchange (or the exchange with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination.

In the absence of such a public trading market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board in accordance with Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Listing” means when securities of the Company are listed (or approved for listing) upon notice of issuance on any securities exchange or are designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system

“Listing Date” means the first date upon which a Listing occurs.

“Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

“Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

“Plan” means this Amended and Restated Vroom, Inc. 2014 Equity Incentive Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Award” means any right granted under the Plan, including an Option, a stock bonus, a stock purchase, a stock unit, a stock appreciation right, or any other stock-based award granted hereunder

“Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

(b) Powers of Board. In addition to those powers specified elsewhere, the Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 13.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Delegation to Committee.

(i) General. The Board may delegate administration of the Plan to a Committee of two (2) or more members of the Board, one of whom shall be the Series B Director (as defined in the Amended and Restated Voting Agreement dated November 12, 2014 by and between the Company and the other parties thereto. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board or the Committee. The term “Committee” as used in the remainder of this Plan shall refer to such Committee or to the Board if no Committee has been appointed. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, the Committee shall be intended to consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, who are also Non-Employee Directors, in accordance with Rule 16b-3. The Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award and (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Delegation to Employees. The Committee may delegate ministerial, non- discretionary functions to individuals who are officers or employees of the Company or any of its Affiliates or to third parties.

(e) Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Company. No director, officer or agent of the Company or any of its Affiliates shall be liable for any such action or determination taken or made or omitted in good faith.

(f) Effect of Committee’s Decision/Indemnification. All determinations, interpretations and constructions made by the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons. Neither the Committee, nor any person(s) or subcommittee acting at the direction thereof shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Option), and all such persons shall be entitled indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

4.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 12 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate 4,731,730 shares of Common Stock.

(b) Reversion of Shares to the Share Reserve. Unless otherwise specifically provided in the applicable Stock Award Agreement delivered to Participant, if any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however that Options may be granted solely to individuals in respect of whom the Company would be an eligible issuer of service recipient stock, as such phrase is defined in Treasury Regulation Section 1.409A-1(b)(5)(iii)(E).

(b) Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation. Subject to the provisions of Section 12 relating to adjustments upon changes in the shares of Common Stock, no Options shall be granted to Covered Employees and individuals who are expected to be Covered Employees at the time of recognition of income resulting from the exercise of such Options, unless the grant of such Options qualifies as qualified performance based compensation pursuant to Treasury Regulations Section 1.162-27(e). This subsection 5(c) shall not apply prior to the Listing Date, and following the Listing Date, this subsection 5(c) shall not apply during the “reliance period” as defined in Treasury Regulations Section 1.162-27(f)(2) so long as the prospectus accompanying the Listing disclosed information concerning this Plan that satisfied all applicable securities laws then in effect.

(d) Consultants.

(i) Prior to the Listing Date, a Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

(ii) From and after the Listing Date, a Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

(iii) Rule 701 and Form S-8 generally are available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

6.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Shareholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) or 409A of the Code.

(c) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or check at the time the Option is exercised or (ii) at the discretion of the Committee, at either the time of the grant or exercise of the Option, (1) by delivery to the Company of other Common

Stock, (2) according to a deferred payment or other similar arrangement with the Option holder or (3) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by fully vested shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the market rate of interest necessary to avoid a charge to earnings for financial accounting purposes and imputation of income to the Optionee.

(d) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except from a decedent to an estate or by bequest or inheritance and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options, as specified in the Grant Notice, may vary. The provisions of this subsection 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised. Unless otherwise determined by the Committee and stated in the Stock Award Agreement, Stock Option Awards and other Stock Awards shall vest and become exercisable under the following schedule: twenty-five percent (25%) of the Shares covered by the Stock Award, on the first anniversary of the vesting commencement date determine by the Committee (and in the absence of such determination, of date on which such Award was granted), and six and one-quarter percent (6.25%) of the shares of Common Stock covered by the Stock Award at the end of each subsequent three-month period thereafter over the course of the following three (3) years; provided that the Participant remains in Continuous Service throughout such vesting dates (“Standard Vesting Schedule”).

(g) Termination of Continuous Service. Except as provided otherwise in the Option Agreement, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or as modified by the Option Agreement, the Option shall terminate.

(h) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(i) Disability of Optionholder. Except as provided otherwise in the Option Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(j) Death of Optionholder. Except as provided otherwise in the Option Agreement, in the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to subsection 6(e), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(k) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(l) Right of Repurchase. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date or upon a Participant’s termination of Continuous Service with or without cause (as such term is defined in the Option Agreement by the Committee), to repurchase all or any part of the vested shares of Common Stock acquired by the Optionholder pursuant to the exercise of the Option.

(m) Right of First Refusal. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to exercise a right of first refusal following receipt of notice from the Optionholder of the intent to transfer all or any part of the shares of Common Stock received upon the exercise of the Option. Except as expressly provided in this subsection 6(m), such right of first refusal shall otherwise comply with any applicable provisions of the Bylaws of the Company.

(n) Exercise Procedure. Any vested and exercisable Option will be deemed to be exercised when the Company receives a Notice of Exercise from a Participant, on the form and in such manner as may be required by the Committee, together with any required payment made in accordance with Section 6(c), herein, and the Grant Notice.

(o) Re-Load Options.

Without in any way limiting the authority of the Committee to make or not to make grants of Options hereunder, the Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a “Re-Load Option”) in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Unless otherwise specifically provided in the Option, the Optionholder shall not surrender shares of Common Stock acquired, directly or indirectly from the Company, unless such shares are fully vested and have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on the exercisability of Incentive Stock Options described in subsection 10(d) and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares of Common Stock under subsection 4(a) and the “Section 162(m) Limitation” on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Committee. Stock bonus awards that are subject to vesting are generally referred to as restricted stock awards. Unless otherwise determined by the Committee and stated in the Stock Award Agreement, stock bonus awards shall be subject to the Standard Vesting Schedule pursuant to Section 6(f) above.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement (which stock bonus agreement shall provide for such transfer restrictions as may be required by the applicable jurisdiction in which such stock bonus is awarded), as the Committee shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

(b) Stock Purchase Awards. Each stock purchase agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of the stock purchase agreements may change from time to time, and the terms and conditions of separate stock purchase agreements need not be identical, but each stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. The purchase price of Common Stock acquired pursuant to the stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Committee, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its discretion.

(ii) Vesting. Shares of Common Stock acquired under the stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Committee. Stock purchase awards that are subject to vesting are generally referred to as restricted stock purchase awards. Unless otherwise determined by the Committee and stated in the Stock Award Agreement, stock purchase awards shall be subject to the Standard Vesting Schedule pursuant to Section 6(f) above.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock purchase agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock purchase agreement (which stock purchase agreement shall provide for such transfer restrictions as may be required by the applicable jurisdiction in which such stock purchase is awarded), as the Committee shall determine in its discretion, so long as Common Stock awarded under the stock purchase agreement remains subject to the terms of the stock purchase agreement.

(c) Stock Unit Awards. Each stock unit award agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate and shall provide that the holder thereof has the right to receive from the Company on the scheduled vesting or payment date for such stock unit one share of Common Stock. The terms and conditions of stock unit award agreements may change from time to time, and the terms and conditions of separate stock unit award agreements need not be identical, but each stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Vesting. Each stock unit award may be subject to such vesting requirements as the Committee shall establish in its sole and absolute discretion, which vesting conditions may include service and performance goals (or combinations thereof) and may differ from award to award or portions of any individual award. Stock unit awards that are subject to vesting are generally referred to as restricted stock unit awards. Unless otherwise determined by the Committee and stated in the Stock Award Agreement, stock unit awards shall be subject to the Standard Vesting Schedule pursuant to Section 6(f) above.

(ii) Payment. Each stock unit award agreement shall contain terms and conditions regarding when Common Stock under such agreement shall be payable to the Participant following vesting. All such payment terms shall be intended to comply with the requirements of Code Section 409A.

(iii) Termination of Participant’s Continuous Service. The terms of the stock unit award agreement shall contain terms and conditions regarding the disposition of such stock unit award upon when a Participant’s Continuous Service terminates. Such terms and conditions may, but need not, require that any portion of the stock unit award that has not then vested as of the date of termination shall be forfeited.

(iv) Transferability. Rights to acquire shares of Common Stock under the stock unit agreement shall not be transferable except by will or under the laws of descent and distribution.

(v) Stockholder Rights. No Participant shall have any rights as a stockholder with respect to any stock unit award granted hereunder until shares of Common Stock are actually issued to such Participant.

(d) Stock Appreciation Rights. Each stock appreciation right shall entitle the Participant, upon exercise, to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value of the number of stock appreciation rights exercised over the base price of the stock appreciation right established by the Committee. Each stock appreciation right agreement shall be in such form and shall contain such other terms and conditions as the Committee shall deem appropriate. The terms and conditions of the stock appreciation right agreements may change from time to time, and the terms and conditions of separate stock appreciation right agreements need not be identical, but each stock appreciation right agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Base Price. The base price applicable to the stock appreciation right shall be established by the Committee and set forth in the stock appreciation right award agreement, but in all events such price shall be equal to or greater than the Fair Market Value of the Common Stock on the date of grant. Notwithstanding the foregoing, a stock appreciation right may be granted with an exercise price lower than that set forth in the preceding sentence if such stock appreciation right is granted pursuant to an assumption or substitution for another stock appreciation right in a manner satisfying the provisions of Section 409A of the Code.

(ii) Vesting. Each stock appreciation right award may be subject to such vesting requirements as the Committee shall establish in its sole and absolute discretion, which vesting conditions may include service and performance goals (or combinations thereof) and may differ from award to award or portions of any individual award. Unless otherwise determined by the Committee and stated in the Stock Award Agreement, stock appreciation awards shall be subject to the Standard Vesting Schedule pursuant to Section 6(f) above.

(iii) Term; Termination of Participant’s Continuous Service. Each stock appreciation right shall have a term established by the Committee not in excess of ten (10) years from the date of grant. The stock appreciation right award agreement shall contain terms and conditions regarding the exercisability and earlier termination of such award upon a Participant’s termination of Continuous Service. Unless otherwise provided in the stock appreciation right award agreement, the default provisions applicable to Options upon a Participant’s termination of Continuous Service shall apply to all stock appreciation rights awarded under this Plan.

(iv) Transferability. Stock appreciation rights shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the stock appreciation right.

(e) Other Stock-Based Awards. The other types of awards that may be granted under this Plan include: (a) performance stock, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon. Such awards shall conform to the provisions of the Plan.

8.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Stock Awards unless and until such authority is obtained.

9.	COVENANTS OF THE PARTICIPANT.

(a) As a condition to a Participant’s receipt of a Stock Award hereunder, the Participant shall be required to agree to be bound by any applicable restrictive covenants, including but not necessarily limited to, noncompetition, nonsolicitation, nondisclosure and nondisparagement agreements, as set forth in such Participant’s Stock Award. The Committee may also impose additional restrictions on a Participant’s Stock Award.

(b) Until immediately after the listing for trading on a stock exchange or market or trading system of the Company’s (or a successor corporation’s) shares, the right to vote any Common Stock acquired under this Plan pursuant to a Stock Award shall, unless otherwise determined by the Committee, be given by the Participant, pursuant to an irrevocable proxy, to the person or persons designated by the Board. All Stock Awards granted hereunder shall be conditioned upon the execution of such irrevocable proxy. Any irrevocable proxy granted pursuant hereto shall be of no force or effect immediately after the listing for trading on a stock exchange or market or trading system of the Company’s (or a successor corporation’s) shares. The provisions of this Section shall apply to the Participant and to any purchaser, assignee or transferee of any shares of Common Stock issued pursuant to a Stock Award.

10.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

11.	MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Option, stock appreciation right, or similar award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock that have been held for such minimum amount of time as may be necessary to avoid a charge to earnings for financial accounting purposes.

(g) Cancellation and Re-Grant of Options.

(i) Authority to Reprice. The Committee shall have the authority to effect, at any time and from time to time, (1) the repricing of any outstanding Options under the Plan and/or (2) with the consent of any adversely affected holders of Options, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock. The exercise price per share of Common Stock shall be not less than that specified under the Plan for newly granted Stock Awards. Notwithstanding the foregoing, the Committee may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which Section 424(a) of the Code or Treasury Regulation 1.409A-1(b)(5)(iii)(E)(4) applies.

(ii) Effect of Repricing under Section 162(m) of the Code. Shares of Common Stock subject to an Option which is amended or canceled in order to set a lower exercise price per share of Common Stock shall continue to be counted against the maximum award of Options permitted to be granted pursuant to subsection 4(a). The repricing of an Option under this subsection 11(g) resulting in a reduction of the exercise price shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to subsection 4(a). The provisions of this subsection 11(g)(ii) shall be applicable only to the extent required by Section 162(m) of the Code.

(h) Section 280G Cut-Back. Notwithstanding anything to the contrary contained in this Plan, in the event the Company determines, in its sole discretion, that any payment or distribution by the Company to or for the benefit of the recipient of a Stock Award (a “Stock Award Recipient”) (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise) (collectively, “Payments”) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Stock Award Recipient with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), such Payments shall be reduced, to the extent required to prevent the imposition upon the Stock Award Recipient of any Excise Tax.

In the event that a reduction in Payments is required pursuant to the immediately preceding paragraph, then, except as provided below with respect to Payments that consist of health and welfare benefits, the reduction in Payments shall be implemented by determining the “Parachute Payment Ratio” (as defined below) for each Payment and then reducing the Payments in order beginning with the Payment with the highest Parachute Payment Ratio. For Payments with the same Parachute Payment Ratio, such Payments shall be reduced based on the time of payment of such Payments, with amounts being paid furthest in the future being reduced first. For Payments with the same Parachute Payment Ratio and the same time of payment, such Payments shall be reduced on a pro-rata basis (but not below zero) prior to reducing Payments next in order for reduction. For purposes of this Section, “Parachute Payment Ratio” shall mean a fraction, the numerator of which is the value of the applicable Payment as determined for purposes of Code Section 280G, and the denominator of which is the financial present value of such Parachute Payment, determined at the date such payment is treated as made for purposes of Code Section 280G (the “Valuation Date”). In determining the denominator for purposes of the preceding sentence (1) present values shall be determined using the same discount rate that applies for purposes of discounting payments under Code Section 280G; (2) the financial value of payments shall be determined generally under Q&A 12, 13 and 14 of Treasury Regulation 1.280G-1; and (3) other reasonable valuation assumptions as determined by the Company shall be used. Notwithstanding the foregoing, Payments that consist of health and welfare benefits shall be reduced after all other Payments, with health and welfare Payments being made furthest in the future being reduced first.

12. ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Committee shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

(c) Asset Sale, Merger, Consolidation, or Series of Transactions. Unless otherwise provided in the applicable Stock Award Agreement delivered to Participant, in the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the Company’s outstanding voting power of the surviving entity (or its parent) following the consolidation, merger or reorganization or (iii) any transaction (or series of related transactions involving a person or entity, or a group of affiliated persons or entities) in which in excess of fifty percent (50%) of the Company’s outstanding voting power is transferred (individually, a “Change of Control”), then, unless otherwise determined by the Board, any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute the Stock Awards for stock awards of the surviving corporation (including, but not limited to, an award to acquire the same consideration paid to the shareholders in the Change of Control) under terms as determined by the Board. The consideration referred to in the preceding sentence may be subject to vesting, expiration and other terms as determined by the Board in its discretion and may differ from the vesting, expiration and other terms applying to the Stock Awards immediately prior to the Change of Control. The foregoing shall not limit the Board’s authority to determine, in its sole discretion that, in lieu of such assumption or substitution of Stock Awards for awards of the surviving corporation, such Stock Award will be substituted for any other type of asset or property. In lieu of such assumption or substitution, the Board may, in its sole discretion (but shall not be obligated to) determine that, with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to the Change of Control, in which case the Company shall send advance written notice to Participants describing in reasonable detail the effect of the Change of Control on their Stock Awards, including the fact that such Stock Awards may terminate if not exercised (if applicable) at or prior to the Change of Control. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to the Change of Control. In connection with a Change of Control, the Company or any surviving corporation or acquiring corporation shall have the right, but not the obligation, to cash out a Stock Award, and the Company or any surviving corporation or acquiring corporation shall have the right, but not the obligation, to make any such cash out subject to any escrow, earn-out or other contingent or deferred payment arrangement that is contemplated by such Change of Control transaction, subject to compliance with Section 409A of the Code.

(d) Securities Acquisition. After the Listing Date, in the event of an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors and provided that such acquisition is not a result of, and does not constitute a Change of Control described in subsection 12(c) hereof, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full.

13. AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code or, if applicable, Rule 16b-3 or any securities exchange listing requirements.

(b) Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) Compliance with International Requirements. In the event any Stock Award is granted under this Plan to an individual who is employed or providing services outside the United States and who is not compensated from a payroll or other source maintained in the United States, the Board or the Committee may, in its sole discretion, modify the provisions of the Plan and/or any Stock Award agreement as they pertain to such individuals to comply with applicable law, regulation or accounting rules and to meet the objectives and purpose of the Plan; furthermore, the Board or the Committee may, in its sole discretion establish one or more sub- plans to reflect such amended or varied provisions.

(e) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(f) Amendment of Stock Awards. The Committee may at any time, and from time to time, amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is later. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

15. EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16. CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such states conflict of laws rules.

17. SECTION 409A.

Stock Awards under this Plan are intended to be exempt from, or to comply with, the provisions of Section 409A of the Code, and this Plan and all Stock Awards granted hereunder shall be interpreted accordingly. Notwithstanding anything herein to the contrary, the Company shall have the discretion and authority to amend this Plan or any Stock Award granted hereunder at any time to the extent necessary or advisable to satisfy any requirements of Section 409A of the Code or guidance published thereunder. However, in no event will the Company or any Affiliate have any liability for any failure of the Plan or any Stock Award to satisfy Code Section 409A, and the Company does not guarantee that the Plan or any Stock Award complies with Code Section 409A.

FIRST AMENDMENT

TO THE

SECOND AMENDED & RESTATED VROOM, INC. 2014 EQUITY INCENTIVE PLAN

This First Amendment (the “Amendment”) to the Second Amended and Restated Vroom, Inc. 2014 Equity Incentive Plan (the “Plan”) is effective as of September 20, 2016.

WHEREAS, Section 13 of the Plan provides that the Board of Directors (the “Board”) of Vroom, Inc. (the “Company”) may amend the Plan;

WHEREAS, the Board has approved the increase of the number of shares of common stock of the Company (“Common Stock”) reserved for issuance under the Plan by 1,500,000 shares, so that an aggregate of 6,231,730 shares of Common Stock are reserved for issuance under the Plan; and

WHEREAS, the Board has approved the amendments to the Plan set forth herein.

NOW, THEREFORE,

1. Section 4(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a) Share Reserve. Subject to the provisions of Section 12 relating to adjustments upon changes in Common Stock, the number of shares of Common Stock that may be issued pursuant Stock Awards shall not exceed in the aggregate 6,231,730 shares of Common Stock. The maximum number of shares of Common Stock that may be issued pursuant to Options intended to be Incentive Stock Options is 6,231,730.”

2. Section 4(b) of the Plan is hereby amended and restated in its entirety to read as follows:

“(b) Reversion of Shares to the Share Reserve. Unless otherwise specifically provided in the applicable Stock Award Agreement delivered to a Participant, if and to the extent that any Stock Award or portion of a Stock Award is forfeited, is repurchased by the Company for no more than the Participant’s original cost, terminates, expires or is canceled, the forfeited, repurchased, terminated or cancelled shares of Common Stock subject to such Stock Award shall again be available for distribution in connection with Stock Awards under the Plan. Subject to the preceding sentence, shares of Common Stock shall be deemed to have been issued pursuant to the Plan with respect to any portion of a Stock Award that is settled or paid in cash. If payment for the exercise of a Stock Award is made by transfer to the Company of shares of Common Stock owned by a Participant, only the number of shares issued net of the shares delivered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock and/or Incentive Stock Options available for delivery under the Plan. To the extent any shares of Common Stock subject to a Stock Award are not delivered to a Participant because such shares are used to satisfy an applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

3. Except as otherwise specially provided herein, the Plan shall remain in full force and effect.

SECOND AMENDMENT

TO THE

SECOND AMENDED & RESTATED VROOM, INC. 2014 EQUITY INCENTIVE PLAN

This Second Amendment (the “Amendment”) to the Second Amended and Restated Vroom, Inc. 2014 Equity Incentive Plan (the “Plan”) is effective as of March 25, 2019.

WHEREAS, Section 13 of the Plan provides that the Board of Directors (the “Board”) of Vroom, Inc. (the “Company”) may amend the Plan.

WHEREAS, the Board has approved accelerated vesting of all Options granted under the Plan (including those Options granted prior to the date of this Amendment) such that the Options granted to a Participant will be fully vested in the event of the Participant’s termination of Continuous Service by the Company without Cause or by the Participant for Good Reason, in each case, during the twelve (12)-month period following a Change of Control.

WHEREAS, the Board has approved the amendments to the Plan set forth herein.

NOW, THEREFORE,

1.    Section 2 of the Plan is hereby amended and restated by including the following defined terms:

“Cause” means (A) with respect to an Employee or a Consultant: (i) the Participant’s disregard of his or her duties or failure to act, where such action would be in the ordinary course of the Participant’s duties, (ii) the material failure by the Participant to observe Company policies and/or policies of Affiliates of the Company generally applicable to employees of the Company and/or its Affiliates, including, without limitation, policies relating to anti-harassment, (iii) gross negligence or willful misconduct by the Participant in the performance of his or her duties, (iv) the commission by the Participant of any act of fraud, theft, financial dishonesty or self-dealing with respect to the Company or any of its Affiliates, or any felony or criminal act involving moral turpitude, (v) any breach by the Participant of the provisions of any confidentiality, non-competition or non-solicitation agreement between the Participant and the Company or any Affiliate, or any other agreement or contract with the Company, any of its Affiliates, (vi) chronic absenteeism, (vii) alcohol or other substance abuse that impairs the Participant’s ability to perform his or her duties, or (viii) the commission of any violation of any state or federal law relating to the workplace environment (including, without limitation, laws relating to sexual harassment or age, sex or other prohibited discrimination) by the Participant; or (B) with respect to a non-employee director means a determination by a majority of the disinterested board members that the non-employee director has been engaged in any of the following: (i) malfeasance in office; (ii) gross misconduct; (iii) false or fraudulent misrepresentation inducing director’s appointment; (iv) willful conversion of corporate funds; (v) material breach of an obligation to make full disclosure; (vi) gross incompetence; (vii) gross inefficiency; (viii) acts of moral turpitude; or (ix) repeated failure to participate (either by telephone or in person) in board meetings on a regular basis despite having received proper notice of the meetings at least 48 hours in advance thereof.

“Good Reason” means any of the following events, in each case, without the Participant’s consent: (A) a reduction in the Participant’s Base Salary or a material reduction by the Company in the kind or level of employee benefits to which Employee is entitled immediately prior to such reduction, other than a general across-the-board reduction as a result of an economic or strategic measure that affects all similarly situated employees in substantially the same proportions, (B) a relocation of the Participant’s principal place of employment by more than 30 miles from both the Participant’s principal place of employment and principal residence, (C) a material adverse change to the Participant’s title, authority, reporting structure, duties or responsibilities (other than temporarily while the Employee is physically or mentally incapacitated), or (D) the Company’s failure to obtain an agreement from any successor to the Company to assume or replace (with consistent vesting and other material terms) a Participant’s Stock Award in the same manner and to the same extent that the Company would be required to perform if no succession had taken place, except where such assumption occurs by operation of law. Notwithstanding the foregoing, a termination of employment by the Participant for Good Reason shall not occur unless the Participant provides to the Company written notice stating in reasonable detail the basis for termination and an opportunity of thirty (30) days in duration to cure such basis for termination and the Participant terminates his or her employment within ninety (90) days following the initial occurrence of the existence of such basis for termination.

2.    Section 12(c) of the Plan is hereby amended and restated in its entirety to read as follows:

In the event of a Change of Control, the Committee shall take one of the following actions, to the extent determined by the Committee to be permitted under Section 409A of the Code: (i) provide that any outstanding Stock Awards then held by Participants which are unvested or subject to lapse restrictions may, in whole or in part, automatically be deemed vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change of Control, (ii) cancel any Stock Award in exchange for an amount of cash (or other property that is received by the stockholders of the Company as consideration in such change of control transaction) with a value equal to the amount that could have been obtained upon the exercise or settlement of, or realization of the Participant’s rights under, such Stock Award (assuming that the entire Stock Award was vested immediately prior to the Change of Control), provided that if the amount that could have been obtained upon the exercise or settlement of or realization of the Participant’s rights under such Stock Award (assuming that the entire Stock Award was vested immediately prior to the Change of Control), in any case, is equal to or less than zero, then the Stock Award may be canceled without payment; (iii) provide for the issuance of substitute awards to acquire equity of the acquiring entity or an Affiliate thereof that will preserve in no less favorable a manner the otherwise applicable terms of any outstanding Stock Award previously granted hereunder, as determined by the Committee in its sole discretion; (iv) provide that for a period of at least ten business days prior to the Change of Control, any Options and/or stock appreciation rights shall be exercisable as to all shares of Common Stock subject thereto and that upon the occurrence of the Change of Control, such Options and/or stock appreciation rights shall terminate and be of no further force and effect; and/or (v) continue the Stock Awards on their same terms. For the avoidance of doubt, the Committee may treat individual Participants and Stock Awards (or portions thereof) differently under this Section 12(c). In the event of a Change of Control pursuant to which no substantial portion of the assets or business remains with the Company or an Affiliate (e.g., upon a sale of substantially all of the assets), the Committee shall take one or more of the actions set forth in clauses (i) through (iv) above (provided that any action taken pursuant to clause (i) above shall provide for vesting in full, not in part). For purposes of the Plan, “Change of Control” shall mean the first to occur of any transaction (or series of related transactions involving a person or entity, or a group of affiliated persons or entities) effecting: (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, or (iii) a transfer of more than fifty percent (50%) of the Company’s outstanding voting power; provided, that, in the case of any of clauses (i), (ii) or (iii), no Change of Control shall have occurred if the shareholders of the Company immediately prior to such transaction(s) own at least fifty percent (50%) of the outstanding voting power of the acquiring person or entity, or group of affiliated persons or entities, or the surviving entity or its parent, as the case may be, following such transaction(s).

2.    Section 12 of the Plan is hereby amended by adding the following subsection (e) to the end thereof:

(e)  Notwithstanding any provision of the Plan to the contrary (including, without limitation, Section 12(c) above), in the event of a Participant’s termination of Continuous Service by the Company or an Affiliate without Cause or by the Participant for Good Reason, in each case, during the twelve (12)-month period following a Change of Control, then the vesting of all Options held by such Participant shall be accelerated in full.

3.    Except as otherwise specially provided herein, the Plan shall remain in full force and effect.